EXTENSION OF CONSULTING AND SERVICE AGREEMENT

THIS EXTENSION OF CONSULTING AND SERVICE AGREEMENT (this “Agreement”), made this 24th day of January, 2015, by and between eWellness Healthcare Corporation, a Nevada Corporation (the “Company”), and Rodney R. Schoemann (the “Consultant”).

WHEREAS, the Company would like to extend the April 21, 2014 Consulting and Service Agreement from Twelve months to Eighteen months with the Consultant.

WHEREAS, the Consultant has certain expertise in investment and business matters which may be beneficial to the Company in the conduct of its business; and

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and the consideration to be paid hereunder, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals are True. The above recitals are true and correct and incorporated herein.

2.  Consulting Services. The Company agrees to retain the Consultant and the Consultant agrees to be retained by the Company on an as-needed basis from date hereof as a consultant and advisor to the Company in connection with certain investment and business matters.

3. Devotion of Time to Consulting Services. The Consultant shall devote such time to rendering consulting services as is reasonably requested from time to time by the Company. The services to be rendered by the Consultant to the Company hereunder may be rendered in person or by letter, telephone or other means of communication as shall be appropriate under the circumstances. The Consultant shall not be required to observe any fixed schedule of attendance at the principal place of business of the Company, or any other person or entity for the rendering of such services.

4. Consideration for Services: As compensation for the Consultant’s services to be performed hereunder, and for extending this Agreement the Company will issue to the Consultant and the Consultant shall accept from the Company an additional Four Hundred Thousand shares of common stock, par value $0.001 per share (the “Common Stock”). Such Common Stock shall be issued to the Consultant within thirty days of the execution of this Agreement, and upon such issuance, shall be validly issued, fully-paid and non-assessable. The Company’s Common Stock is not currently publically traded, and has an illiquid market. There are substantial risks, such as: operational costs and volatility of sales prices; needs for additional capital; no operating history; dependence on third party equipment and services to operate business; economic, legal, and business conditions in the our industry; dependence on key personnel; the closely-held nature of our securities; if in future are public there is a limited public market for our common stock, and potential dilutive impact of future issuances of our Common Stock. All of these risk factors and more, considerably affect the value of the Common Stock of the Company today. In addition to the shares of Common Stock herein above, and as further compensation for the Consultant’s services to be performed hereunder, and for extending this Agreement the Company will issue to the Consultant and the Consultant shall accept from the Company an additional Four Hundred Thousand three-year callable common stock purchase warrants at a strike price of $0.35 per share (the “Common Stock Purchase Warrants”). The Common Stock Purchase Warrants are callable by the Company if the Company’s common stock trades over $1.50 per share for at least 22 consecutive trading days. Such Common Stock Purchase Warrant shall be issued to the Consultant within Thirty days of the date of this Agreement. If the Company files a registration statement under the Securities Act, the Company agrees to include all such Common Stock and Common Stock Purchase Warrants herein above in such registration statement. In addition, for extending this Agreement, the Company will pay Consultant Ten Thousand Dollars per month for Ten months, with the first Nine payments on the first of each and every month for Nine consecutive months starting February 1, 2015, and the final Tenth payment being paid on October 20, 2015.

5. Representations of the Company. The Company represents and warrants to Consultant as of the date hereof as follows:

(a) Organization and Existence. The Company is a Corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all corporate powers and all authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

(c) Governmental Authorization; Consents. The performance by the Company of this Agreement requires no action by or in respect of, or filing with, any agency or authority. No approval, waiver or other action by any person or entity under any agreement, lease, or other document to which the Company is a party or by which it is bound is required for the execution and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

(d) Non-Contravention. The performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation, or any agreements of the Company, (ii) conflict with or constitute a violation of any law, regulation, judgment, order or decree binding upon or applicable to the Company; or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument applicable to the Company.

(e) Common Stock. The Common Stock to be issued pursuant to this Agreement, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

6. Status as Independent Contractor. The parties agree that the Consultant’s relationship with the Company is that of independent contractor, and nothing in this Agreement shall be deemed to create an employer-employee relationship between the parties. As such, Consultant will not be entitled to any compensation other than as agreed upon herein.

7. Term of Agreement. The effective date of this Agreement shall be the date hereof, and it shall remain effective until October 20, 2015, and continue in force and effect until the earlier of (i) the passing of Eighteen (18) months from April 21, 2014, or (ii) upon written notice by the Company to the Consultant. Termination of this Agreement pursuant to this Section 7 shall in no way terminate the obligations of the Company to pay to the Consultant the entire Four Hundred Thousand Shares of Common Stock, and the Four Hundred Thousand three-year callable Common Stock Purchase Warrants at a strike price of $0.35 per share, and the Ten payments of Ten Thousand Dollars each, as described under Section 4 hereof prior to any such termination.

8. Expense Reimbursement: The Consultant shall be entitled to receive cash reimbursement, and the Company shall provide cash reimbursement, of all cash expenses paid by the Consultant on behalf of the Company in performance of its own duties hereunder, such expenses shall include, without limitation, expenses for communications, deliveries and travel, etc. with all such expenses to be made in accordance with the written guidelines of the Company, as from time to time promulgated and noticed to the Consultant. It being expressly understood that the Consultant shall not incur any such expenses without the prior express written consent of the Company.

9. Severability. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance, except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision.

10. Notices. Any and all notices, demands, requests, designations, consents, offers, acceptances or any other communications that may be or are required to be given, served or sent by any party to another party pursuant to this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or by verifiable overnight delivery postage prepaid, or transmitted by hand delivery (against a signed receipt) or by facsimile with confirmation of receipt addressed as follows or via electronic mail: (a) if to the Consultant at; (b) if to the Company at 2360 Corporate Circle, Suite 400, Henderson Nevada 89074-7722, or to such other address which may be designated by the Company to the Consultant.

11. Modification. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, other than modification by a court of law in accordance with Section 9 hereof.

12. Applicable Law and Binding Effect. This Agreement shall be construed and regulated under and by the laws of the State of Nevada and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

13. Waiver or Breach. It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

14. Entire Agreement and Binding Effect. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and, except as otherwise specifically provided herein, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement supersedes and preempts any prior understandings, agreements or representations between the parties, written or oral, which may have been related to the subject matter hereof in any way.

15. Assignment. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by either party hereto without the prior express written consent of the other party.

16. Further Assurances. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

17. Headings. The section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

18. Counterparts. This Agreement may be executed in any number of counterparts and no counterpart need contain all signatures, but all of the counterparts together shall constitute one instrument. This Agreement may be executed by facsimile signature which shall be valid for all purposes.

19. Attorneys’ Fees and Costs. In the event of any litigation, arbitration or proceeding or other dispute arising as a result of this Agreement, the Company shall be responsible for reasonable attorneys’ fees and all other costs and expenses incurred in connection with settling or resolving such dispute.

20. Indemnification of Consultant by the Company. The Company shall indemnify and hold harmless the Consultant from and against any and all liabilities and damages in connection with the Company’s ownership and operation and, without limiting the foregoing, shall pay all of the Consultant’s legal fees and expenses.

21. Fees and Expenses. Except as otherwise provided for herein, fees and expenses, if any, incurred in the preparation of legal opinion(s) that may be required for the shares underlying the Common Stock Purchase Warrants as referenced above in Section 4, pursuant to Rule 144 as promulgated under the Securities Act of 1933, and any other related fees or expenses of such shall be the obligation of the Company.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed the day and year first above written.

eWellness Corporation, a Nevada Corporation:

By:
Name:	Darwin Fogt
Its:	Chief Executive Officer

Rodney R. Schoemann:

By:
Name:	Rodney R. Schoemann